EXHIBIT 11
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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
                                                                 Year Ended December 31,
                                                                 -----------------------
                                          2000            2001          2002           2003         2004
                                          ----            ----          ----           ----         ----
Basic earnings per share:

Net income (loss) from
  discontinued operations           $     521,817   $    (164,150)  $    (663,988)  $  (2,753,715)  $  (4,313,027)
Preferred stock dividends                 (59,160)        (59,160)        (59,160)        (59,160)              -
                                    --------------  --------------  --------------  --------------  --------------
                                          462,654        (223,310)       (723,148)     (2,812,875)     (4,313,027)
                                    ==============  ==============  ==============  ==============  ==============

Basic weighted average number
  of shares outstanding             (1)12,061,991   (1)12,001,868   (1)11,956,991   (1)11,956,991   (1)11,976,991
                                    ==============  ==============  ==============  ==============  ==============

Basic earnings per share
   From discontinued operations     $         .04   $        (.02)  $        (.06)  $        (.24)  $        (.36)
   From extraordinary item                      -               -               -               -               -
                                    --------------  --------------  --------------  --------------  --------------
   Net income (loss)                $         .04   $        (.02)  $        (.06)  $        (.24)  $        (.36)
                                    ==============  ==============  ==============  ==============  ==============


Diluted earnings per share:

Net income (loss) from
  discontinued operations           $     521,817   $    (164,150)  $    (663,988)  $  (2,753,715)  $  (4,313,027)
Preferred stock dividends                 (59,160)        (59,160)        (59,160)        (59,160)              -
                                    --------------  --------------  --------------  --------------  --------------
                                          462,654        (223,310)       (723,148)     (2,812,875)     (4,313,027)
                                    ==============  ==============  ==============  ==============  ==============

Diluted weighted average number
  of shares outstanding             (1)12,061,991   (1)12,001,868   (1)11,956,991   (1)11,956,991   (1)11,976,991
                                    ==============  ==============  ==============  ==============  ==============

Diluted earnings per share
   From discontinued operations     $         .04   $        (.02)  $        (.06)  $        (.24)  $        (.36)
   From extraordinary item                      -               -               -               -               -
                                    --------------  --------------  --------------  --------------  --------------
   Net income (loss)                $         .04   $        (.02)  $        (.06)  $        (.24)  $        (.36)
                                    ==============  ==============  ==============  ==============  ==============


(1) See Note 1 to the financial statements
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